                                 LEASE AGREEMENT



                                      FROM



                      ONE CENTER PLACE LIMITED PARTNERSHIP,

                                    LANDLORD



                                       TO


                              SENCORP SYSTEMS, INC.


                                     TENANT






                                      PREMISES:
            400 KIDD'S HILL ROAD, BARNSTABLE (HYANNIS), MASSACHUSETTS









DATED:                     , 2002

                                    * * * *




         The mailing, delivery or negotiation of this Lease by Tenant or its agent, broker, or attorney shall not be deemed an offer by Tenant to enter into this Lease or to enter into any other relationship with Landlord, whether on the terms contained herein or on any other terms. This Lease shall not be binding upon Tenant, and Tenant shall not have any obligations or liabilities or Landlord any rights with respect thereto, or with respect to the Premises, unless and until Tenant has executed and delivered this Lease. Until such execution and delivery of this Lease, Tenant may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.





                                     * * * *

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.  Definitions...................................................................................................1
2.  Premises Demised..............................................................................................2
3.  Term..........................................................................................................3
4.  Rental........................................................................................................3
5.  Delivery of Possession........................................................................................3
6.  Condition of Premises.........................................................................................3
7.  Security Deposit..............................................................................................3
8.  Use...........................................................................................................5
9.  Compliance with Legal Requirements............................................................................6
10. Environmental Compliance......................................................................................6
11. Repairs and Maintenance.......................................................................................7
12. Insurance.....................................................................................................8
13. Taxes.........................................................................................................8
14. Payment of Taxes..............................................................................................9
16. Alterations...................................................................................................9
17. Assignment and Sublease by Tenant; Transfer of Landlord's Interest...........................................11
18. Damage or Destruction........................................................................................14
19. Eminent Domain...............................................................................................14
20. Insurance....................................................................................................15
21. Subrogation and Waiver.......................................................................................15
22. Indemnity....................................................................................................16

23.   Interest and Late Payments
24.  Subordination and Non-Disturbance...........................................................................17
25.  Landlord's Right of Entry...................................................................................18
26.  Signs.......................................................................................................18
27.  Use of the Roof and Building Structure......................................................................18
28.  Tenant's Default; Rights and Remedies.......................................................................19
29.  Landlord's Default; Rights and Remedies.....................................................................20
30.  Holding Over................................................................................................21
31.  Quiet Enjoyment.............................................................................................21
32.  Mutual Representation of Authority..........................................................................21
33.  Landlord's Claims...........................................................................................22
34.  Real Estate Brokers.........................................................................................22
35.  Attorneys' Fees.............................................................................................22
36.  Estoppel Certificate........................................................................................22
37.  Recordable Notice of Lease..................................................................................23
38.  Contraction Option..........................................................................................23
39.  Options to Renew............................................................................................23
40.  Confidentiality.............................................................................................24
41.  Governing Law...............................................................................................25
42.  Severability................................................................................................25
43.  Origination Of Document.....................................................................................25
44.  Notices.....................................................................................................25
46.  Entire Agreement............................................................................................26

49.  Surrender of Premises.......................................................................................27
50.      Furniture...............................................................................................27
51.      Parking Area............................................................................................27
EXHIBIT A  THE PREMISES..........................................................................................29
EXHIBIT B  THE LAND..............................................................................................30
EXHIBIT C  ......................................................................................................36
EXHIBIT D  SUBORDINATION AND NON-DISTURBANCE AGREEMENT - LENDER..................................................37
EXHIBIT A (TO SNDA)..............................................................................................47
EXHIBIT B (TO SNDA)..............................................................................................48
EXHIBIT E  LANDLORD'S SUPERIOR INTERESTS.........................................................................55
EXHIBIT F  RULES AND REGULATIONS FOR USE OF THE COMMUNICATION EQUIPMENT..........................................56
EXHIBIT G  PARKING AREA..........................................................................................58
SCHEDULE I  GOVERNMENTAL LICENSES................................................................................59
SCHEDULE II INTENTIONALLY DELETED................................................................................60
SCHEDULE III PERSONAL PROPERTY...................................................................................61

                                 LEASE AGREEMENT



     THIS LEASE AGREEMENT ("Lease") is made this day of June, 2002 by and between ONE CENTER PLACE LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, having an office at 297 North Street, Hyannis, MA 02601 ("Landlord") and SENCORP SYSTEMS, INC. INC., a Delaware corporation ("Tenant"), having an office at c/o DT Industries, Inc. 907 W. Fifth Street, Dayton Ohio 45407 attn: DennisDockins.

                              W I T N E S S E T H:

     1. Definitions.

     The following terms are defined in the paragraphs listed below:

     TERM                                         PARAGRAPH
     ----                                         ---------
     Additional Rent                              4(a)
     Alterations                                 16(a)
     Cash Deposit                                7(a)(i)
     Casualty                                    18(a)
     Commencement Date                            3
     Contraction Date                            38(a)
     Contraction Notice                          38(a)
     Contraction Option                          38(a)
     Contraction Terms                           38(b)
     Deposit L/C                                  7(a)(ii)
     Event of Default                            28(a)
     Expiration Date                              3
     Fair Market Rent                            39(b)
     Fixed Rent                                   4(a)
     Fixtures                                    16(f)
     Governmental Licenses                        2(c)
     Hazardous Substances                        10(b)
     Impositions                                 13(a)(i)(1)
     Insurance Costs                             12
     Interest Rate                               11(b)
     Landlord's Rental Notice                    39(c)
     Landlord Estoppel                           17(e)
     Legal Requirements                           9
     Listed Broker                               34(a)
     Net Rent                                    28(f)(ii)

     Parking Area                                51
     Personal Property                            2(a)
     Premises                                     2(a)
     Primary Term                                 3(a)
     Qualified Instrument                        17(e)
     Qualified Real Estate
       Appraiser                                 39(f)
     Referee                                     39(d)
     Rent                                         4(a)
     Security Deposit                             7(a)
     Substantial Damage                          18(a)
     Substantial Taking                          19(a)
     Superior Interest                           24
     Taking                                      19(a)
     Taxes                                       13(a)(i)
     Tenant Affiliate                            17(d)
     Tenant's Property                           16(g)
     Term                                         3

     2. Premises Demised.

     (a) Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the following land and improvements: (i) a parcel of land legally described on EXHIBIT B attached hereto and commonly known as 400 Kidds Hill Road, Barnstable (Hyannis), Massachusetts ("Land"), and (ii) those certain buildings outlined on the schematic plan attached hereto as EXHIBIT A containing approximately 155,000 rentable square feet and the other improvements located on the Land ((i) and (ii) are hereinafter collectively referred to as "Premises"), together with any Landlord's interest in and to and all personal property located within the Premises and necessary for the performance of Tenant's operations within the Premises.

     (b) Landlord hereby grants to Tenant during the Term, a license to use on a non-exclusive basis, the Governmental Licenses (as defined below) to the extent that the same may be necessary for Tenant's use and occupancy of the Premises in accordance with the terms of this Lease, including all Governmental Licenses required for the performance by Tenant of its maintenance and repair obligations hereunder. Landlord agrees to reasonably cooperate with Tenant in the enforcement of any rights under the Governmental Licenses upon Tenant's request and at Tenant's sole cost. As used herein, the term "Governmental Licenses" shall mean those permits, licenses and approvals issued by any governmental or quasi-governmental agency or body to Tenant relating to the Premises, which Governmental Licenses are set forth on SCHEDULE I attached hereto.

     3. Term.

     The primary term of this Lease (the "Primary Term") shall commence on 12:00 a.m. on June _________ 2002 (the "Commencement Date") and shall expire at 11:59 p.m. on June ______ 2012 (the "Expiration Date"). As used in this Lease, "Term" shall mean the Primary Term and any duly exercised renewal term.

     4. Rental.

     Based upon ONE HUNDRED FIFTY FIVE THOUSAND (155,000) rentable square feet in the Premises, Tenant agrees to pay Landlord monthly rent based upon the following schedule. Tenant will pay four dollars and eighty cents($4.80) per square foot per year, which will escalate ten cents (.10) per square foot per year through year five (5). Tenant shall pay a rental rate equal to $5.25 per square foot per year, beginning in year six (6) increasing five cents per year with the last year's (year 10) rental rate of $5.45 per square foot.

YEAR              RATE/SQ. FT.              PER MONTH
----              ------------              ---------
 One              $4.80                     $62,000.00
 Two              $4.90                     $63,291.67
 Three            $5.00                     $64,583.33
 Four             $5.10                     $65,875.00
 Five             $5.20                     $67,166.67
 Six              $5.25                     $67,812.50
 Seven            $5.30                     $68,548.33
 Eight            $5.35                     $69,104.16
 Nine             $5.40                     $69,750.00
 Ten              $5.45                     $70,395.83

Rent shall be payable monthly in advance in installments due on the first day of each month of the Primary Term. Tenant shall also pay all other sums of money that shall become due from Tenant under this Lease other than Fixed Rent ("Additional Rent"). As used in this Lease, "Rent" shall mean Fixed Rent and Additional Rent. Rent for any partial month during the Term shall be prorated on a per diem basis.

     Options:

Tenant will have two (2) five (5) year options to renew the Lease. Should these renewal options be exercised, Tenant shall be responsible for the repair or maintenance of the HVAC system in an amount not to exceed $3,000.00 per unit within said HVAC system, including the cost of any service contract.

Tenant shall be responsible for the repair and/or replacement of the roof of the premises during the first ten (10) years of the primary term. Responsibility for the repair and/or replacement of the roof during subsequent option terms will be as follows, as determined by Landlord and Tenant in a commercially prudent manner:

     1st Five year Option to renew:

     Any roof repair or replacement costs deemed necessary by Landlord and Tenant will be allocated as follows: 60% responsibility for the Landlord and 40% responsibility for the Tenant.

     2nd Five year Option to renew:

     Any roof repair/replacement costs deemed necessary by Landlord and Tenant will be allocated as follows: 75% responsibility for the Landlord and 25% responsibility for the Tenant.

     It is agreed the lease rate for each renewal period will be a "market lease rate", to be determined pursuant to the procedures set forth in the Lease Agreement. It is agreed however, the lease rate will not go below $4.80 per square foot during any lease renewal term.

     5. Delivery of Possession.

     Landlord shall deliver possession of the Premises to Tenant on the Commencement Date.

     6. Condition of Premises.

     Subject to the other terms and conditions of this Lease, Tenant shall take possession of the Premises in their "AS IS", "WHERE IS" condition.

     7. Security Deposit.

     (a) Tenant shall deposit with Landlord a security deposit in an amount equal to one months rent.

The foregoing is referred to herein as the "Security Deposit". The Security Deposit hereunder shall be deposited by Tenant with Landlord on the Commencement Date in cash (the "Cash Deposit") . Provided no Event of Default has occurred and is continuing, Tenant shall have the right one or more times during the Term hereof, upon no less than thirty (30) days notice to Landlord, to substitute the form of Security Deposit. Landlord shall have the right regardless of the exercise of any other remedy the Landlord may have by reason of an Event of Default by Tenant, to apply the Security Deposit to cure any Event of Default of Tenant of its obligations under this Lease, including without limitation, any sum which Landlord may spend or may be required to spend by reason of an Event of Default by Tenant. If Landlord applies any part of the Security Deposit to cure any Event of Default of Tenant, Tenant shall within ten (10) days of demand deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the Term of this Lease. In the event of a bona fide sale of the Premises, subject to this Lease, Landlord shall have the right to transfer the Security Deposit to the transferee and upon such transfer, Landlord shall be considered released by Tenant from all liability for the return of the security transferred (provided that such successor landlord has agreed, in writing, to be bound by the terms of this Lease); and provided that the security deposit is transferred by Landlord Tenant agrees to look solely to the new landlord for the return of the transferred Security Deposit, and it is agreed that the provisions of this section 7(a) shall apply to every transfer or assignment made of the security to a new landlord. The Security Deposit (less any portions thereof used, applied or retained by Landlord in accordance with the provisions of this Paragraph 7) shall be returned to Tenant provided Tenant has fully and faithfully complied with this Lease throughout its Term in accordance with the provisions herein thirty (30) days after the Expiration Date or earlier termination of this Lease, together with any interest accrued on any Cash Deposit.

     (b) When Tenant delivers to Landlord the Security Deposit in the form of a Cash Deposit, such Cash Deposit shall be maintained in a segregated interest bearing account in the name of Landlord; the interest on which shall accrue to the benefit of Landlord.

     (c) Intentionally Deleted.

     (d) Intentionally Deleted.

     (e) Intentionally Deleted

     (f) Intentionally Deleted

     8. Use.

     Tenant shall have the right to use and occupy the Premises for industrial warehousing, research and development, light manufacturing and assembly, and general office use and uses accessory to or incidental to the foregoing, and for any other purpose consistent with Legal Requirements (hereinafter defined Permitted Use). Tenant shall have the right to use the Premises for the foregoing uses twenty-four (24) hours per day, seven (7) days per week.

     9. Compliance with Legal Requirements.

Tenant shall comply with all applicable Legal Requirements insofar as they pertain solely to the particular manner in which Tenant shall use the Premises as distinguished from industrial warehousing, research and development, light manufacturing and assembly, and general office use. Landlord shall comply with Legal Requirements in every other case with respect to the Premises, including cases where Legal Requirements mandate repairs, alterations, changes or additions to the Premises not caused by Tenant's particular use thereof. As used herein, the term "Legal Requirements" shall mean any and all certificates, permits and approvals, required by any of the foregoing, applicable laws, statutes, ordinances, orders, codes, rules and regulations of all federal, state, county, city and local governmental or quasi-governmental bodies, departments and agencies, relating to the Premises or any part thereof.

     10. Environmental Compliance.

     (a) Tenant agrees to comply with all applicable Legal Requirements pertaining to the environmental condition of the Premises ("Environmental Legal Requirements") insofar as they pertain solely to the particular manner in which Tenant shall use the Premises. Landlord agrees to comply with all applicable Environmental Legal Requirements insofar as they pertain to the Premises.

     (b) Except in accordance with applicable Environmental Legal Requirements, Tenant shall not generate, store, handle, transport, treat, dispose of or use on the Premises hazardous or toxic substances or wastes as such terms are defined under any applicable Environmental Legal Requirement ("Hazardous Substances").

     (c) Tenant shall defend, indemnify and save Landlord harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees, expert witness fees and other costs of defense) which arise from Tenant's breach of its representations, warranties, covenants and agreements contained in this Paragraph 10.

     (d) Landlord represents, warrants and covenants that any generation, handling, transportation, treatment, disposal or use of Hazardous Substances that will occur on the Premises at all times during the Term will be in compliance with all applicable Legal Requirements, subject only to Tenant's obligations set forth in Paragraphs 10(a) through 10(c). Landlord shall defend, indemnify and save Tenant harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees, expert witness fees and other costs of defense) which arise from Landlord's breach of its representation, warranty, covenant and agreement contained in Paragraph 10(a) and this Paragraph 10(d) and from any presence, injection, escape, leach, dump, leak, spill, release, discharge, disposal or emission of Hazardous Substances that may occur on the Premises from and after the Commencement Date that does not result from Tenant's breach of its obligations under Paragraphs 10(a) through 10(c). Landlord represents and warrants that to Lanlord's knowledge the premises are free of hazardous substances.

     11. Repairs and Maintenance.

     (a) During the the Primary Term and options, Tenant shall perform diligently, promptly and in a first class and good and workmanlike manner in compliance with all applicable Legal Requirements, all maintenance, repairs and replacements to the structural components of the Premises, including without limitation the parking lots and areas (including asphalt replacement).

     (b) Intentioanlly Deleted.

     (c) Intentionally Deleted.

     (d) Except as otherwise provided in this Lease, and subject to Section 4, during the Term, Tenant shall, at its sole expense, be responsible for all maintenance, repairs and replacements to the Premises, including, without limitation: (i) the plumbing, lawn and fire sprinkler systems of the Premises, including electrical and mechanical lines and equipment associated therewith;
(ii) heating, ventilation and air conditioning systems and electrical and mechanical lines and equipment associated therewith and life safety systems on the Premises; (iii) the elevators of the Premises; (iv) the parking lots and areas, including their lighting systems, the structural components and asphalt replacement; (v) the exterior improvements to the Premises, including parking lots and areas, walkways, shrubbery and landscaping and the removal of all rubbish, snow and ice from the exterior improvements; (vi) the glass including cleaning and replacements and exterior doors; (vii) all interior and exterior lighting (including fixtures and bulbs); and (viii) all Alterations. Tenant shall perform such maintenance diligently, promptly and in a first class and good and workmanlike manner in compliance with all applicable Legal Requirements.

     (e) Tenant agrees to maintain a service contract with a reputable contractor for the heating, ventilation and air conditioning systems of the Premises during the Term. Tenant shall keep all HVAC equipment in good working condition. Tenant agrees to maintain the roof and keep it free of leaks.

     12. Insurance.

     Tenant covenants and agrees to reimburse Landlord for Landlord's reasonable out-of-pocket costs incurred by Landlord for the insurance set forth in Paragraphs 20(a) and 20(b) (collectively, "Insurance Costs") within twenty (20) days of receipt of Landlord's statement of Insurance Costs. Such statement shall contain a computation or information relating to the Insurance Costs asserted by Landlord to be due pursuant to the provisions of this Lease, and containing back up data reasonably sufficient for Tenant to verify the computation of Insurance Costs.

     13. Taxes.

     (a) For purposes of Paragraphs 13 and 14 the following definitions shall apply.

          (i) "Taxes" shall mean:

               (1) All real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges, and any other governmental levies, impositions and charges of a similar nature (but not including, income taxes, franchise, capital or stock taxes, gift or inheritance taxes or any other tax imposed upon or measured by Landlord's income or profits) ("Impositions"), which may be levied, assessed or imposed on or in respect of all or any part of the Premises, whether or not the same constitute one or more tax lots. If, however, by law, any assessment may be divided and paid in annual installments, then, for the purposes of this definition, (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law, and (ii) there shall be deemed included in Taxes for each year, the annual installment of such assessment becoming payable during such year, together with interest payable during such year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided.

               (2) If at any time during the Term the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the Impositions now levied, assessed or imposed on all or any part of the Premises, there shall be levied, assessed or imposed (i) an Imposition based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (ii) an Imposition measured by or based in whole or in part upon all or any part of the Premises and imposed on Landlord, then all such Impositions shall be deemed to be Taxes.

     (b) If, as a result of any application or proceeding or otherwise, there should be a reduction in the Taxes for any calendar year in respect of which Tenant shall have previously paid such Taxes, Tenant shall be entitled to such refund. The provisions of this Paragraph 13(b) shall survive the Expiration Date or earlier termination of this Lease.

     (c) Tenant shall have the right to contest the validity or the amount of any Taxes by appropriate proceedings in the applicable jurisdiction, and may defer payments of such obligations, pay same under protest, or take such other steps as Tenant may deem appropriate, provided the foregoing does not subject Landlord to any penalties, result in a lien on the Premises for unpaid Taxes or materially adversely affect Landlord's interest in or financing of the Premises. Landlord shall cooperate in the institution and prosecution of any such proceedings and will execute any documents required therefor without cost or expense to Tenant. The expense of such proceedings shall be borne by Tenant and any refunds or rebates secured shall belong to Tenant.

     14. Payment of Taxes.

     (a) Tenant covenants and agrees to pay or to cause to be paid, before any fine, penalty, interest, or cost may be added thereto for the nonpayment thereof, all Taxes that become a lien upon or become payable in respect of the Premises during the Term of this Lease.

     (b) Tenant covenants to furnish to the Landlord within ten (10) days after Landlord requests the same in writing, original receipts of the appropriate taxing authority, or photostatic copies or duplicate originals thereof, evidencing payment of all Taxes due prior to such requests.

     (c) Landlord shall furnish to Tenant, within ten (10) days of the receipt by Landlord, copies of all bills for all taxes levied on the Premises and payable by Tenant but delivered to Landlord.

     15. Utilities and Maintenance Fee. During the Term, Tenant acknowledges that it is solely responsible for all costs and expenses associated with distributing, installing, arranging for and obtaining its utilities with respect to the Premises from the local utility companies servicing the Premises, as well as for paying for all costs associated with the use of such utilities in the Premises, which costs shall be payable to the utility companies providing such services in a prompt and timely manner. Tenant acknowledges that Landlord shall have no obligation of any kind to provide utility service to the Premises or to perform any alterations or work in connection therewith provided, however, that Landlord shall reasonably cooperate with Tenant's efforts to secure the installation and continue the operation of all utilities servicing the Premises. Tenant acknowledges that it is solely responsible for all condominium fees, costs and expenses associated with the annual maintenance fee payable to Independence Park, Inc. with respect to the Premises.

     16. Alterations.

     (a) Tenant may, at its own expense, and without Landlord's prior consent, make such changes, alterations, additions or improvements to the Premises ("Alterations") and install such Tenant's Property in the Premises as will, in the judgment of Tenant, better adapt the same for its needs, provided that Tenant complies with the following provisions:

          (i) The Alterations shall not result in a violation of or require a change in any certificate of occupancy applicable to the Premises.

          (ii) The outside appearance of the Premises shall not be materially adversely affected; in the reasonable judgment of Landlord and Tenant such Alterations shall not weaken or impair the structure, or materially reduce the value of the Premises.

          (iii) The proper functioning of the building equipment shall not be materially adversely affected in the reasonable judgment of Landlord and Tenant.

          (iv) At Landlord's request, Tenant shall submit to Landlord three (3) copies of final plans and specifications for the Alterations.

          (v) Upon completion of any Alterations (other than decorations), Tenant shall upon Landlord's request deliver to Landlord three (3) copies of the "as-built" plans for such Alterations.

          (vi) In the event that the cost of the Alteration exceeds Fifty Thousand Dollars ($50,000), Tenant shall notify Landlord in writing of such Alterations prior to commencement of such Alteration.

     (b) With respect to any Alterations that do not comply with Paragraphs 16(a)(i) through 16(a)(iii), Tenant must obtain Landlord's prior written consent which shall not be unreasonably withheld, delayed or qualified.

     (c) Tenant agrees that all Alterations shall at all times comply with all applicable Legal Requirements and that Tenant, at its expense, shall (i) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the construction of such Alterations, (ii) deliver a copy of such items to Landlord and (iii) cause all Alterations to be constructed in a good and workmanlike manner.

     (d) Throughout the making of all Alterations (other than mere decorations), Tenant, at its expense, shall carry or cause its contractors to carry (i) workers' compensation insurance in statutory limits covering all persons employed in connection with such Alterations, and (ii) general commercial liability insurance covering any occurrence in or about the Premises in connection with such Alterations which complies with the requirements of Paragraph 20.

     (e) Subject to the other terms of this Paragraph 16(e), Tenant shall indemnify Landlord against liability for any and all mechanics' and other liens filed in connection with the Alterations. Subject to the other terms of this Paragraph 16(e), Tenant, at its expense, shall procure the discharge of any such lien within ninety (90) days after the filing thereof against any part of the Premises. If Tenant fails to discharge or bond over any such lien within such ninety (90) day period, then, in addition to any other right or remedy, Landlord may, upon giving fifteen (15) days prior written notice to Tenant, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings if Tenant has not discharged the lien within the fifteen (15) day notice period provided herein. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall be payable by Tenant fifteen (15) days after written notice to Tenant.

     (f) Subject to Paragraph 16(g) below and except for items constituting Tenant's Property, all Alterations and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not at the expense of Tenant, and whether or not Landlord's consent is required (collectively "Fixtures"), shall be and remain a part of the Premises, shall be deemed the property of Landlord as of the date such Fixtures are completed, attached to or built into the Premises and shall not be removed by Tenant. Subject to the foregoing, Fixtures shall include electrical, plumbing, heating and sprinkling equipment, fixtures, outlets, venetian blinds, partitions, gates, doors, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, and all fixtures, equipment and appurtenances located on and used in the maintenance and operation of the Premises. Any Alterations which shall involve the removal of any Fixtures that are not outdated or obsolete shall be promptly replaced, at Tenant's expense and free of superior title, liens, security interests and claims, with like property, of at least equal quality and value. Under no circumstances, shall Tenant be required at any time to remove or restore (i) any Alterations that do not require Landlord's consent, (ii) any Alterations that do require Landlord's consent, unless Landlord, at the time it gives such consent, expressly requires in writing removal or restoration of such Alterations; or
(iii) any partitions, flooring, floor covering, pipes, wires, conduits running through a floor, ceiling, or partition, provided these are cut off or capped in accordance with all applicable Legal Requirements.

     (g) Notwithstanding anything contained in this Lease to the contrary, including without limitation, Paragraph 16(f), the following property ("Tenant's Property") shall be and remain the property of Tenant: (i) any and all fixtures, equipment and other property used in connection with the operation of Tenant's business within the Premises, including property that may be affixed to the Premises ; (ii) moveable laboratory equipment; and (iii) custom-made chemical hoods (if any) used in Tenant's laboratory work; and, (iv) all additional personal property owned or leased by Tenant. Tenant shall have the right, at Tenant's option, to remove the Tenant's Property from the Premises upon the expiration or earlier termination of this Lease in accordance with the requirements of this Paragraph 16 and Paragraph 49.

     17. Assignment and Sublease by Tenant; Transfer of Landlord's Interest.

     (a) Except as set forth in Paragraph 17(h), Tenant may, with the prior written consent of the Landlord, which shall not be unreasonably withheld, delayed or qualified, assign this Lease or sublet the whole or any part of the Premises. It shall be deemed unreasonable for Landlord to withhold its consent if such assignment or sublease meets all of the following conditions:

          (i) Tenant is not in default of its obligations under this Lease beyond any applicable cure period;

          (ii) the assignee assumes all of the obligations of this Lease, or the sublessee agrees that its sublease and its interest in the Premises are subject and subordinate to the terms and conditions of this Lease;

          (iii) such assignment or sublease will not permit the use of the Premises for any purpose forbidden by this Lease; and

          (iv) Tenant furnishes Landlord with the name of the proposed assignee or sublessee and the basic business terms of the proposed assignment or sublease and copies of the proposed assignment or sublease.

     (b) Any assignment of this Lease or any sublease of the Premises shall not relieve Tenant of any of its obligations under this Lease.

     (c) Landlord's failure to respond within fifteen (15) days after receipt of Tenant's request and the information specified in Paragraph 17(a)(iv) shall be deemed approval of the proposed assignment or sublease.

     (d) The consent of the Landlord need not be obtained if the assignment or sublease is to (i) any present or future parent, subsidiary or affiliate (including any wholly-owned subsidiary thereof) of Tenant, (ii) any other entity which acquires all or a part of a business operation of Tenant being conducted within the Premises, (iii) a corporation or other business entity into which or with which Tenant shall be merged, consolidated or reorganized, or (iv) any other entity which forms a joint venture or other business arrangement with Tenant to acquire all or a part of a business operation of Tenant being conducted within the Premises (collectively a "Tenant Affiliate"). Tenant shall give Landlord written notice of any assignment to a Tenant Affiliate, including the effective date of the assignment. Landlord acknowledges that the Premises may be occupied by one or more Tenant Affiliates and their employees and that such use of the Premises shall not be considered an assignment or sublease, unless Tenant elects to treat it as such. Any of Landlord's representations, warranties, covenants, agreements, guarantees and indemnities made for the benefit of Tenant or any rights or privileges granted by Landlord to Tenant shall also inure to the benefit of such Tenant Affiliate and its employees.

     (e) Intentionally omitted.

     (f) Landlord may transfer its right, title and interest in and to the Premises and its rights under this Lease and the other documents relating thereto with respect to such Premises, on the following terms and conditions (each of which shall be satisfied prior to the effective date of the transfer):

          (i) such transfer shall be in compliance with all Legal Requirements;

          (ii) Landlord shall have given at least ten (10) days' prior notice to Tenant of such transfer, which notice shall contain such information and evidence as shall be reasonably necessary to establish compliance with this Paragraph 17(f) and the name and address of the transferee for notices and payment of rent;

          (iii) Landlord and the transferee shall each have delivered to Tenant an Officer's Certificate to the effect that the conditions to the proposed transfer prescribed by this Paragraph 17 (f) to be met by the transferor or the transferee, respectively, have been satisfied;

          (iv) the transferee shall have assumed in writing the obligations of Landlord under this Lease arising after the date of such transfer and a copy of the lease assumption documentation shall have been delivered to Tenant; and

          (v) in the event the transferee is an "employee benefit plan" or a related trust as defined in Section 3(3) of ERISA or a "plan" or related trust as defined in Section 3(3) of ERISA or Section 4975(e)(1) of the Code, the transferee shall have delivered to Tenant (A) an Officer's Certificate to the effect that its acquisition of the Premises will not result in a "non-exempt prohibited transaction" under Section 4975 of the IRC or Section 406 of ERISA and (B) an agreement to the effect that if in the future its ownership of the Premises is about to become such a "non-exempt prohibited transaction" it shall sell its interest in the Premises in accordance with this Paragraph 17(f)(v) prior thereto or such later date as may be permitted by an exemption obtained from the Department of Labor;

          (g) Paragraph 17(f) of this Lease shall not apply to a transfer at a foreclosure sale in connection with the foreclosure of any lien held by a lender on the Premises or a transfer of the ownership interest in a member or other beneficial owner of Landlord to a "mezzanine lender" (as such term customarily in defined in the commercial lending industry); provided, however, that Paragraph 17(f) shall apply to any deed-in-lieu of such foreclosure where this Lease remains in full force and effect.

          (h) Notwithstanding anything to the contrary contained in this Paragraph 17, Tenant may, without the prior written consent of the Landlord, sublet the whole or any portion of Building 60 during the Term.

     18. Damage or Destruction.

     (a) If the Premises shall be so damaged by fire, other casualty, acts of God or the elements (a "Casualty") so that they cannot be restored or made suitable for Tenant's business needs in Tenants commercially reasonable judgement within one hundred eighty (180) days from the date of the Casualty ("Substantial Damage"), either Landlord or Tenant may terminate this Lease by written notice given to the other party within thirty (30) days after the date of the Casualty. If the Lease is so terminated, the termination shall be effective as of the date of the Casualty and the Rent shall abate from that date, and any Rent paid for any period beyond such date shall be refunded to Tenant.

     (b) If this Lease is not terminated as provided in Paragraph l8(a), then Landlord shall, at its sole cost and expense and in compliance with all applicable Legal Requirements, restore the Premises as speedily as practical to the condition existing prior to the Substantial Damage. During the restoration period, the Rent shall abate for the period during which the Premises or any part thereof is not suitable for the conduct of Tenant's business, in Tenant's commercially reasonable judgment. If only a portion of the Premises is damaged, the Rent shall abate proportionately based upon the portion of the Premises that is not suitable for the conduct of Tenant's business, in Tenant's commercially reasonable judgment.

     (c) If Landlord does not restore the Premises as required in Paragraph 18(b) within one hundred eighty (180) days after the date of the Substantial Damage, Tenant may terminate this Lease without incurring any liability to Landlord subsequent to the Substantial Damage, provided (i) Tenant gives Landlord not less than thirty (30) days prior written notice, and (ii) Landlord does not complete the restoration during such thirty (30) day period. If the Substantial Damage occurs during the last twelve (12) months of the Primary Term or any renewal term, Tenant may terminate this Lease without any liability to Landlord subsequent to the Substantial Damage, provided Tenant gives Landlord not less than thirty (30) days prior written notice.

     19. Eminent Domain.

     (a) If there is a taking of the Premises by right or threat of eminent domain (a "Taking") which results in the remainder of the Premises being unable to be restored to a condition suitable for the conduct of Tenant's business, in Tenant's commercially reasonable judgment, within ninety (90) days from the date of the Taking ("Substantial Taking"), this Lease shall terminate. In such event, the Rent shall abate from the date of the Taking, and any Rent for any period beyond such date shall be returned to Tenant.

     (b) If there shall be a Taking which does not constitute a Substantial Taking, this Lease shall not terminate but Landlord shall, at its sole cost and expense, and in accordance with all applicable Legal Requirements with due diligence, restore the Premises as speedily as practical to its condition before the Taking. During the restoration period, the Rent shall abate for the period during which the Premises or any part thereof is not suitable for the conduct of Tenant's business, in Tenant's commercially reasonable judgment. If only a portion of the Premises is taken, the Rent shall abate proportionately based upon the portion of the Premises that is not suitable for the conduct of Tenant's business, in Tenant's commercially reasonable judgment.

     (c) Tenant shall not be entitled to any part of the payment or award for a Taking, provided that Tenant may file a claim for any loss of Tenant's Property; moving and relocation expenses; or for damages for cessation or interruption of Tenant's business, provided such claim will not diminish Landlord's recovery.

     20. Insurance.

     (a) Landlord shall maintain, and Tenant shall pay for, during the Term, with solvent and responsible companies, fire insurance, with standard "all risk" coverage for the Premises. Such coverage shall equal one hundred percent (100%) of the replacement cost of the buildings and any parking facility, exclusive of excavation, footings and foundations.

     (b) Landlord shall maintain, and Tenant shall pay for, during the Term, with solvent and responsible companies, comprehensive general liability insurance covering injuries occurring on the Premises, which shall provide for a combined coverage for bodily injury and property damage in an amount not less than Two Million Five Hundred

Thousand and 00/100 Dollars ($2,500,000). Such insurance shall name Tenant as an additional insured.

     (c) Tenant shall maintain, at its expense, during the Term, comprehensive general liability insurance for the Premises in a combined coverage for bodily injury and property damage in an amount not less than Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000). Such insurance shall name Landlord, Cape Cod Bank & Trust of Massachusetts and any other mortgagee of which Landlord has advised Tenant in writing, as additional insureds under such policy.

     (d) Tenant shall maintain such worker's compensation insurance as is required by applicable law.

     (e) The policy or policies evidencing such insurance for Paragraphs 20(a),(b) and (c) shall provide that they may not be canceled or amended without thirty (30) days prior written notice being given to the party for whose benefit such insurance has been obtained. Prior to the Commencement Date, each party shall submit to the other insurance certificates demonstrating the required policies are in effect.

     21. Subrogation and Waiver.

     To the extent permitted by the terms of the insurance policies obtained by it, each of the parties hereby releases each other and their respective authorized representatives from any claims for injury to any person or damage to the Premises that are caused by or result from risks insured against under any all risk or fire insurance policies carried by either of the parties or required to be carried by either of the policies under the terms of this Lease. Each party to the extent possible shall obtain, for each policy of insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance and each party to the extent permitted, for itself and its insurer, waives all such insured claims against the other party. If such waiver or agreement shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after notice thereof. If the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver or agreement shall (if obtainable) be included in the policy.

     22. Indemnity.

     (a) Subject to Paragraph 21 above, Tenant shall defend, indemnify and save harmless the Landlord, its affiliates, and their officers, directors, shareholders and partners, against all claims, liabilities, losses, fines, penalties, damages, costs and expenses (including reasonable attorneys' fees and other costs of litigation) because of injury, including death, to any person, or damage or loss of any kind to any property caused by Tenant, or any failure on the part of Tenant to perform its obligations under this Lease, except to the extent caused by the negligence or willful misconduct of Landlord, or Landlord's employees, contractors, agents or representatives.

     (b) Subject to Paragraph 21 above, Landlord shall defend, indemnify and save harmless the Tenant and Tenant Affiliates, their officers, directors, shareholder and partners, against all claims, liabilities, losses, fines, penalties, damages, costs and expenses (including reasonable attorneys' fees and other costs of litigation) because of injury, including death, to any person, or damage or loss of any kind to any property caused by any action or omission of Landlord, or any failure on the part of Landlord, to perform its obligations under this Lease, except to the extent caused by the negligence or willful misconduct of Tenant, or Tenant's employees, contractors, agents or representatives.

     (c) The indemnities and limitations set forth in this Paragraph 22 shall survive the expiration or earlier termination of this Lease.

     23. Interest and Late Payments

     If Tenant is late in making any payment whatsoever due to Landlord from Tenant under this Lease for seven (7) or more days, then interest shall become due and owing to Landlord on such payment from the date upon which it was due, which interest shall be computed at the rate of 18% per annum.

     In addition to any amount Tenant shall be required to pay to Landlord, if Tenant is late in making any payment whatsoever due to Landlord from Tenant under this Lease for ten (10) or more days, then, upon receipt of written notice from Landlord, Tenant shall pay to Landlord an administrative fee in the amount of five (5%) percent of the amount overdue to cover Landlord's costs and expenses to administer such overdue payment.

     24. Subordination and Non-Disturbance.

     Landlord may subordinate Tenant's interest in this Lease to the lien of any mortgage or deed of trust which may now or hereafter be placed on the Premises. Landlord shall obtain and deliver to Tenant from any future mortgagee, trustee, fee owner, prime lessor or any person having an interest in the Premises superior to this Lease (a "Superior Interest"), a written subordination and non-disturbance agreement in recordable form substantially in the form of EXHIBIT D attached hereto providing that so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to the mortgagee, beneficiary of the deed of trust, purchaser at a foreclosure sale, prime lessor or fee owner, Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term, and Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder. Landlord represents and warrants that, as of the date hereof, the only Superior Interest to this Lease is set forth on EXHIBIT E. Landlord shall cause all entities holding a Superior Interest to deliver to Tenant, on or prior to the

Commencement Date, a non-disturbance agreement in accordance with this Paragraph 24.

     25. Landlord's Right of Entry.

     (a) Landlord has the right to enter the Premises at any reasonable time upon three (3) days prior written notice to Tenant, or without written notice (but with prior verbal notice, if reasonably practical) in case of emergency, for the purpose of performing maintenance, repairs, and replacements to the Premises as are permitted under this Lease.

     (b) During business hours and upon reasonable notice to Tenant, Landlord may, during the Term, show the Premises to prospective purchasers and mortgagees, and, during the six (6) months prior to expiration of this Lease, to prospective tenants.

     (c) In exercising its rights under this Paragraph 25, Landlord shall not interfere with or disrupt the normal operation of Tenant's business. Landlord, and any third parties entering the Premises at Landlord's invitation or request shall at all times strictly observe Tenant's rules relating to security on the Premises. Tenant shall have the right, in its sole discretion, to designate a representative to accompany Landlord, or any third parties, while they are on the Premises.

     26. Signs.

     Tenant shall be permitted to place its name on the exterior doors or other customary locations on the Premises. Tenant shall be entitled to have outdoor signs identifying Tenant placed on the Premises, at Tenant's sole cost and expense, and in compliance with applicable Legal Requirements, it being acknowledged by Landlord that Tenant's existing signage on the Premises satisfies Landlord's standards for signage on the Premises.

     27. Use of the Roof and Building Structure.

     Tenant and Tenant Affiliates shall have the right to use the roof of the Premises and building structure for installation and use of one or more microwave dishes or other communications radio antenna and associated equipment ("Communication Equipment"). Tenant shall have no obligation to pay Rent for such right, but Tenant shall, at its sole cost and expense, maintain any Communication Equipment in good condition and repair, and comply with the terms and conditions set forth on EXHIBIT F for use of the roof and building structure.

     28. Tenant's Default; Rights and Remedies.

     (a) The occurrence of any one or more of the following matters constitutes an "Event of Default" by Tenant under this Lease:

          (i) failure by Tenant to pay Fixed Rent within fifteen (15) days after receipt of written notice of such failure to pay on the due date.

          (ii) failure by Tenant to pay Additional Rent within twenty (20) days after receipt of written notice of such failure to pay on the due date.

          (iii) failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after receipt of written notice from Landlord to Tenant, except that if the default cannot be cured within the thirty (30) day period, it shall not be considered an Event of Default if Tenant commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to seek to effect such cure, provided that such default shall not continue beyond an additional ninety (90) day period.

     (b) Upon an event of default by Tenant:

          (i) Landlord may terminate this Lease, by giving Tenant not less than fifteen (15) days' written notice of the Landlord's election to do so, in which event the Term shall end, and all right, title and interest of the Tenant hereunder shall expire, on the date stated in such notice; or

          (ii) Landlord may terminate the right of the Tenant to possession of the Premises without terminating the Lease by giving not less than fifteen (15) days' written notice to Tenant.

     (c) If this Lease and the Term and estate hereby granted shall terminate for an Event of Default as provided in Paragraph 28(b), then:

          (i) Landlord and Landlord's agents may thereupon re-enter the Premises or any part thereof by summary proceedings or by any other applicable proceeding and may repossess the Premises and dispossess Tenant and any other persons therefrom and remove any and all of its or their property and effects from the Premises.

          (ii) Landlord, at its option, may relet the whole or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant(s), for such term(s) ending before, on or after the Expiration Date, at such reasonable rental(s) and upon such other reasonable conditions, which may include reasonable concessions and free rent periods, as Landlord may reasonably determine to be necessary. Landlord shall use reasonable efforts to relet the Premises or parts thereof. Landlord may make such reasonable repairs, improvements, alterations, additions, decorations and other physical changes in and to the Premises as Landlord, in its reasonable discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

     (d) Should this Lease be terminated as provided in Paragraph 28(b), or by or under any other proceeding, or if Landlord shall re-enter the Premises, Landlord shall be entitled to recover, and Tenant shall pay, as and for agreed damages therefor, the then cost of restoring the Premises to substantially the same condition as that in which Tenant has agreed to surrender them to Landlord on the Expiration Date.

     (e) If an Event of Default by Tenant or any person claiming through or under Tenant of any of the terms of this Lease should occur, Landlord shall be entitled to seek to enjoin such default and shall have the right to invoke any right allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease, except that Landlord shall not have any right to place a lien on any of Tenant's Property and Landlord expressly waives and releases any right to obtain such lien.

     (f) Should this Lease be terminated by Landlord as provided herein:

          (i) Tenant shall pay to Landlord all Rent to the date upon which this Lease shall have been terminated.

          (ii) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between (A) the rent that would have been payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term and (B) the net amount, if any, of rents ("Net Rent") collected under any reletting effected pursuant to the provisions of this Paragraph 28 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this Lease or Landlord's re-entry, including all reasonable repossession costs, brokerage commissions, legal expenses, alteration costs and other reasonable expenses of preparing the Premises for such reletting). Such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent.

     (g) In no event shall Tenant be entitled (A) to receive any excess of any Net Rent under Paragraph 28(f) over the sums payable by Tenant to Landlord hereunder or (B) in any suit for the collection of damages pursuant to this Paragraph 28 to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Landlord. Should the Premises or any part thereof be relet in combination with other space, then a proper apportionment on a square foot area basis shall be made of the rent received from such reletting and the reasonable expenses of reletting.

     29. Landlord's Default; Rights and Remedies.

     (a) The occurrence of the following constitutes an "Event of Default" by Landlord under this Lease:

     failure by Landlord to observe or perform any covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty
(30) days after receipt of written notice from Tenant to Landlord, except that if such default reasonably cannot be cured within such thirty (30) day period, it shall not be considered an Event of Default if Landlord commences to cure the default within the thirty (30) day period and proceeds diligently thereafter to seek to effect such cure, provided that such default shall not continue beyond an additional thirty (30) day period, and provided that in a situation requiring immediate response, Tenant need only give Landlord such notice as is practical under the circumstances.

     (b) If an Event of Default by Landlord occurs, Tenant shall have the right, but not the obligation, to spend any monies to cure such Event of Default. If Tenant spends any money to cure such Event of Default by Landlord, then Tenant shall also be entitled to interest on such expenditure at the Interest Rate.

     (c) If an Event of Default by Landlord occurs, Tenant shall have all rights and remedies available at law or in equity, including the right to set off against Rent the amount required to cure such Event of Default, plus interest on such expenditure at the Interest Rate.

     30. Holding Over.

     Should Tenant remain in possession of the Premises after the expiration of this Lease, Tenant shall be a tenant from month-to-month of the Premises, under all the terms and conditions of this Lease for the first thirty (30) days of the holdover and thereafter at a Fixed Rent of one hundred twenty-five percent (125%) of the then applicable Fixed Rent prorated on a daily basis. Such month-to-month tenancy may be terminated by either Landlord or Tenant as of the end of any calendar month upon at least thirty (30) days prior written notice.

     31. Quiet Enjoyment.

     Landlord covenants that if and for so long as Tenant pays the Rent and performs the covenants and conditions hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term.

     32. Mutual Representation of Authority.

     (a) Landlord and Tenant represent and warrant to each other that each has full right, power and authority to enter into this Lease without the consent or approval of any other entity or person and each party makes these representations knowing that the other party will rely thereon.

     (b) The signatories on behalf of Landlord and Tenant further represent and warrant that each has full right, power and authority to act for and on behalf of Landlord and Tenant in entering into this Lease.

     33. Landlord's Claims.

     Any claims by Landlord must be presented in writing by Landlord to Tenant within thirty (30) days after expiration or termination of this Lease or shall be deemed irrevocably waived.

     34. Real Estate Brokers.

     (a) Tenant represents that Tenant has dealt directly with and only with Hart Corporation International Industrial Real Estate of Avon, Connecticut (the "Listed Broker") (whose commission shall be paid by Tenant pursuant to separate agreement), in connection with this Lease and agrees to defend, indemnify and save harmless Landlord against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Tenant's breach of this representation.

     (b) Except for Tenant's breach of Paragraph 34(a), Landlord hereby agrees to defend, indemnify and save harmless Tenant against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from the claims or demands of the Listed Broker and any other brokers or finders for any commission alleged to be due any such brokers or finders in connection with this Lease or the transactions contemplated hereby.

     (b) Intentionally deleted.

     35. Attorneys' Fees.

     Intentionally Deleted.

     36. Estoppel Certificate.

     (a) Tenant agrees, upon not less than ten (10) business days prior written request by Landlord, to deliver to Landlord a statement in writing signed by Tenant certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the modifications); (ii) the date upon which Tenant began paying Fixed Rent and the date to which the Fixed Rent has been paid; (iii) that, to the best of Tenant's knowledge, the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof; and (iv) that, except as set forth in such certificate, there has been no prepayment of Fixed Rent other than that provided for in this Lease.

     (b) Landlord, upon not less than ten (10) business days prior written request from Tenant, shall furnish a statement in writing to Tenant covering the matters set forth in Paragraph 36(a), to the extent applicable to Landlord.

     37. Recordable Notice of Lease.

     Landlord and Tenant agree not to record this Lease, but each party agrees, on or prior to the Commencement Date, to execute a notice of lease in recordable form and in compliance with applicable law.

     38. Intentionally deleted

     39. Options to Renew.

     (a) Landlord hereby grants to Tenant the exclusive and irrevocable option to renew this Lease for two (2) additional terms of three (5) years each by giving Landlord written notice at least twelve (12) months prior to the Expiration Date of the Primary Term or any applicable renewal period.

     (b) The renewal shall be on the same terms and conditions as this Lease, except that the Fixed Rent shall be Fair Market Rent. "Fair Market Rent" shall mean (i) rent in comparable buildings in the relevant competitive market including concessions offered to new tenants such as free rent, tenant improvement allowances, moving allowances and other such concessions; (ii) the amount of space and length of term taken by the Tenant; (iii) the credit worthiness and quality of the Tenant; and (and (iv) the lack of any requirement that the Landlord pay broker's commission or Tenant improvement allowances to retain Tenant.

     (c) Within thirty (30) days after Tenant exercises any of its options to renew, Landlord will advise Tenant of its determination (which shall be made reasonably) of Fair Market Rent for the renewal term. If Landlord and Tenant cannot agree on the rental rate for the renewal term within thirty (30) days of the date that Landlord provides Tenant with Landlord's written determination of Fair Market Rent, then within thirty (30) days after such failure to reach agreement, Landlord shall furnish to Tenant a notice in writing ("Landlord's Rental Notice") stating what Landlord perceives to be the Fair Market Rent projected to the commencement date of the renewal term. Landlord's Rental Notice shall be accompanied by an opinion from a Qualified Real Estate Appraiser stating the appraiser's opinion of Fair Market Rent and that it has been determined in accordance with this Paragraph 39.

     (d) If Tenant disagrees with the estimate of Fair Market Rent submitted by Landlord with Landlord's Rental Notice, then within thirty (30) days after receipt of Landlord's Rental Notice, Tenant shall have the right to submit to Landlord an appraisal by a Qualified Real Estate Appraiser of Fair Market Rent effective as of the commencement date of the renewal term. If the higher estimate is not more than one





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

hundred five percent (105%) of the lower estimate, the Fair Market Rent shall be established as the average of the two appraisals. If the higher estimate is more than one hundred five percent (105%) of the lower estimate, the two Qualified Real Estate Appraisers acting on behalf of Landlord and Tenant, shall, within fifteen (15) days after Tenant's appraisal has been submitted, jointly appoint a third Qualified Real Estate Appraiser (the "Referee"). If the two Qualified Real Estate Appraisers are unable to agree upon the selection of a Referee, then the Referee shall be selected within fifteen (15) days thereafter by an arbitrator pursuant to the rules of the American Arbitration Association.

     (e) The Referee shall, within thirty (30) days after appointment, render his decision which decision shall be strictly limited to choosing one of the two determinations made by the two appraisers chosen by Landlord and Tenant with respect to Fair Market Rent. The decision of the Referee shall be binding upon Landlord and Tenant and shall constitute the Fixed Rent for the applicable renewal term. Landlord and Tenant shall each pay for their own appraisal, and the cost of the Referee shall be shared equally by Landlord and Tenant.

     (f) As used in this Paragraph, the term "Qualified Real Estate Appraiser" shall mean a licensed appraiser who has at least five (5) years' full time commercial real estate appraisal experience in the geographic area in which the Premises are located.

     40. Confidentiality.

     Landlord shall not make, nor shall it authorize any broker or other entity to make, any public announcement or press release concerning this transaction unless it has received Tenant's written consent, which will not be unreasonably withheld or delayed.

     41. Governing Law.

     This Lease shall be construed and interpreted in accordance with the laws of the state where the Premises are located, except for its conflict of law rules.

     42. Severability.

     If any of the terms or conditions of this Lease are determined to be invalid, void or illegal, such determination shall in no way affect or invalidate any of the other provisions of this Lease.

     43. Intentionally omitted.

     44. Notices.

     Any notice, consent, request or other communication (collectively "Notices") given pursuant to this Lease must, unless otherwise provided herein, be in writing, and may, unless otherwise in this Lease expressly provided be given or be served by depositing the same in the United States mail, postage prepaid, and certified and addressed to the party to be notified, with return receipt requested, or by overnight express mail with a reliable, nationally recognized overnight courier, or by delivery of the same in person, addressed to the party to be notified as follows:

If to Tenant:              SENCORP SYSTEMS, INC. Inc.

                           400 Kidds Hill Road
                           Hyannis, MA 02601
                           Attn:  Lease Administration

                           with copies to:

                           DT Industries
                           Attn: Dennis Dockins
                           907 West Fifth Street
                           Dayton, Ohio  45407

                           Attn:   General Counsel
                                   Real Estate

If to Landlord:            ONE CENTER PLACE LIMITED PARTNERSHIP
                           297 North Street
                           Hyannis, MA  02601
                           Attention:  Stuart A. Bornstein

Notices delivered by hand shall be effective upon receipt, and if such delivery is rejected, such rejection of delivery shall be considered receipt. Notices by mail (except overnight express mail) shall be effective three (3) days after the date mailed. Notices by overnight express mail shall be effective one (1) day after delivery to the overnight mail service. Either party may at any time change its address for Notices hereunder by delivering or mailing, as aforesaid, to the other party a Notice stating the change and setting forth the changed address.

     45. Counterparts.

     This Agreement may be signed in counterparts and each such counterpart shall be deemed to be an original. Any signature, witness's signature, or both, appearing on a counterpart of this Lease shall be deemed to appear on all other counterparts of this

Lease. This Lease shall only be and become effective upon its unconditional delivery by and between the parties hereto.

     46. Entire Agreement.

     This Lease constitutes the entire agreement between the parties, there being no other terms, oral or written, except as herein expressed. No modification of this Lease shall be binding on the parties unless it is in writing and signed by both parties hereto.

     47. Limitation of Liability.

     Anything in this Lease to the contrary notwithstanding, the liability of Tenant to Landlord in the performance by Tenant of its obligations under this Lease and for any default by Tenant hereunder shall be limited to the assets of Tenant, it being intended that neither Tenant's agents, shareholders, officers, directors, partners, or principals (disclosed or non-disclosed) shall be personally liable for any amounts due under this Lease.

     Anything in this Lease to the contrary notwithstanding, the liability of Landlord to Tenant in the performance by Landlord of its obligations under this Lease and for any default by Landlord hereunder shall be limited to the assets of Landlord, it being intended that neither Landlord's agents, shareholders, officers, directors, partners, or principals (disclosed or non-disclosed) shall be personally liable for any amounts due under this Lease.

     48. Interpretation.

     (a) Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

     (b) Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

     (c) The headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

     (d) The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and permitted assigns except as otherwise expressly provided herein.

     49. Surrender of Premises.

     Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Premises to Landlord in substantially the same condition in which the Premises was at the Commencement Date, except as repaired, rebuilt, restored, altered, replaced or added to as permitted by any provision of this Lease, and except for ordinary wear, tear and use.

     50. Intentionally Deleted

     51. Intentionally deleted.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

WITNESS:                                  ONE CENTER PLACE LIMITED PARTNERSHIP
                                          Landlord

                                          By: /s/ Authorized Signatory
------------------------                     ---------------------------
                                             Name:
                                                  ----------------------
                                             Title:
                                                   ---------------------

WITNESS:                                  SENCORP SYSTEMS, INC. INC.
                                          Tenant

                                          By: /s/ Authorized Signatory
------------------------                     ---------------------------
                                             Name:
                                                  ----------------------
                                             Title:
                                                   ---------------------


                                    GUARANTEE

FOR GOOD AND VALUABLE CONSIDERATION THE RECEIPT WHEREOF IS HEREBY ACKNOWLEDGED, DT INDUSTRIES, A DELAWARE CORPORATION WITH A USUAL PLACE OF BUSINESS AT 907 WEST FIFTH STREET, DAYTON, OHIO 45407 WHOSE RESIDENT AGENT IS DENNIS DOCKINS HEREBY GUARANTEES WITHOUT CONDITION OR LIMITATION THE OBLIGATIONS OF THE TENANT PURSUANT TO THIS LEASE AGREEMENT.

                                           DT INDUSTRIES
                                           GUARANTOR

                                          By: /s/ Authorized Signatory
                                             ---------------------------
                                             Name:
                                                  ----------------------
                                             Title:
                                                   ---------------------



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